                            SCHEDULE 14A INFORMATION
                       Proxy Statement Pursuant to Section
                             14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]

Filed by Party other than the Registrant  [_]
Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             CHARLES & COLVARD, LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     (Name of Person(s) Filing Proxy statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)    Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
         2)    Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
         4)    Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
         5)    Total fee paid:

--------------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)    Amount previously Paid:
-----------------------------------------------------------------------------
         2)    Form, Schedule or Registration Statement No.:
-----------------------------------------------------------------------------
         3)    Filing Party:
-----------------------------------------------------------------------------
         4)    Date Filed:
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

                              CHARLES & COLVARD(TM)
                              -------Created-------
                               M O I S S A N I T E

                             3800 Gateway Boulevard
                                    Suite 310
                        Morrisville, North Carolina 27560
                                 (919) 468-0399

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 20, 2002

To The Shareholders Of Charles & Colvard, Ltd.:

         Notice is Hereby Given that the Annual Meeting of the Shareholders of Charles & Colvard, Ltd. (the "Company") will be held at the Sheraton Imperial Hotel, 4700 Emperor Boulevard, Durham, North Carolina, on Monday, May 20, 2002 at 10:00 A.M., Eastern Daylight Savings Time, for the following purposes:

1. To elect 5 members to the Board of Directors whose terms expire at the annual meeting on May 20, 2002;

2. To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2002; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 28, 2002 as the record date for the determination of shareholders entitled to vote at the meeting. Accordingly, only shareholders who are holders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

                                             By order of the Board of Directors,


                                             Robert S. Thomas
                                             President & CEO

March 22,  2002


--------------------------------------------------------------------------------
A PROXY CARD IS ENCLOSED FOR THE CONVENIENCE OF THOSE SHAREHOLDERS WHO DO NOT PLAN TO ATTEND THE ANNUAL MEETING IN PERSON BUT DESIRE TO HAVE THEIR SHARES VOTED. IF YOU DO NOT PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU RETURN YOUR CARD AND LATER DECIDE TO ATTEND THE ANNUAL MEETING IN PERSON OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE YOUR PROXY IS VOTED.
--------------------------------------------------------------------------------

                               M O I S S A N I T E
                              -----Created By-----
                          C H A R L E S & C O L V A R D
                             3800 Gateway Boulevard
                                    Suite 310
                        Morrisville, North Carolina 27560
                                 (919) 468-0399

                                PROXY STATEMENT

         This Proxy Statement is furnished to the Shareholders of Charles & Colvard, Ltd. (the "Company") in connection with the solicitation of proxies, by the Board of Directors of the Company, for use at the 2002 Annual Meeting of the Shareholders of the Company (the "Annual Meeting") to be held at the Sheraton Imperial Hotel, 4700 Emperor Boulevard, Durham, North Carolina, on Monday, May 20, 2002 at 10:00 A.M., Eastern Daylight Savings Time, and all adjournments thereof. This Proxy Statement and the accompanying proxy card are being mailed on or about April 16, 2002.

Voting Securities

         The Company's common stock, no par value per share (the "Common Stock"), is the only outstanding voting security of the Company. The Board of Directors has fixed the close of business on March 28, 2002 as the record date (the "Record Date") for the determination of shareholders entitled to vote at the Annual Meeting. Accordingly, each holder of record of Common Stock as of the Record Date is entitled to one vote for each share of Common Stock held. As of February 28, 2002, there were 13,371,714 shares of Common Stock outstanding.

Voting Procedures

         The holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is present at the beginning of the Annual Meeting, the shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Abstentions, shares that are withheld as to voting with respect to one or more of the director nominees and shares held by a broker, as nominee, that are voted at the discretion of the broker on any matter will be considered to be present for purposes of determining whether a quorum exists.

         Under North Carolina law, directors are elected by a plurality of the votes cast by the shares of Common Stock present in person or by proxy and entitled to vote in the election of directors. Shares that are withheld as to voting with respect to a director nominee and shares held of record by a broker, as nominee, that are not voted will not be counted for purposes of electing directors. Under the Company's Bylaws, the proposal to ratify the appointment of independent auditors for the year ending December 31, 2002 will be approved if the number of shares voted in favor of the proposal exceeds the number of shares voted against the proposal. Abstentions and shares held of record by a broker, as nominee, that are not voted on such proposal will not affect the outcome of such proposal.

Voting of Proxies

         The shares represented by the accompanying proxy card and entitled to vote will be voted if the proxy card is properly signed and received by the Secretary of the Company prior to the Annual Meeting. Where a choice is specified on any proxy card as to the vote on any matter to come before the Annual Meeting, the proxy will be voted in accordance with such specification. Where no choice is specified, the proxy will be voted for the election of the persons nominated to serve as the directors of the Company and named in this Proxy Statement, for the proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2002 and in such manner as the persons named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the Annual Meeting or any adjournment thereof. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by attending the Annual Meeting and giving notice of his or her intention to vote in person or by executing and delivering to the Company a proxy bearing a later date.

Expenses of Solicitation

         The Company will bear the entire cost of the solicitation of proxies from its shareholders. Following the mailing of this Proxy Statement and the accompanying proxy card, the directors, officers and employees of the Company may solicit proxies on behalf of the Company in person, by telephone or by other electronic means. The Company may reimburse persons holding shares for others in their names or in those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The business and affairs of the Company are managed under the direction of the Board of Directors, as provided by North Carolina law and the Company's Bylaws. The Board of Directors establishes corporate policies and strategies and supervises the implementation and execution of those policies and strategies by the Company's officers and employees. The directors are kept informed of the Company's operations at meetings of the Board, through reports and analyses prepared by, and discussions with, the Company's management.

         The Board of Directors meets on a regularly scheduled basis and met 4 times during the year ended December 31, 2001. During 2001, each director attended 100% of the aggregate of all meetings of the Board of Directors and of the committees of the Board of Directors on which that director served.

         The Bylaws of the Company provide that the Board of Directors shall consist of one or more members and at any time that it consists of nine or more members the terms shall be staggered. Under North Carolina law, the Company cannot have staggered director terms unless it has at least nine Directors. Accordingly, newly elected Directors will serve one year terms.

         The five persons named below have been nominated to serve on the Board of Directors until the 2003 Annual Meeting of the Shareholders or until their successors are elected and qualified. The age and a brief biographical description of each director nominee are set forth below. The information appearing below and certain information regarding beneficial ownership of securities by such nominees contained in this proxy statement has been furnished to the Company by the nominees. Each nominee for director has indicated that he is willing and able to serve as a director if elected. However, if any nominee should become unable to serve or for good cause will not serve, the persons named on the enclosed proxy card will vote for such other nominees and substituted nominees as designated by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Nominees for Election as Directors

         Walter J. O'Brien, Jr. (66) has been a director of the Company since May 2000 and a consultant to the Company since September 1999. From June 2001 to present Mr. O'Brien has been the Director General of the International Advertising Association. From September 2000 to June 2001, he was the Executive Director of the Privacy Leadership Initiative, Inc. From May 1999 to September 2000, he was a consultant for The O'Brien Association, a brand consulting firm. From November 1995 to April 1999, Mr. O'Brien was the President of the National Advertising Review Council, an advertising self-regulatory organization. He graduated from Marquette University, completed the Advanced Advertising Planning Program at Harvard University and attended the Executive Program at Stanford Graduate School of Business.

         Chester L.F. Paulson (66) has been a director of the Company since May 2001. Since 1970, Mr. Paulson has served as President and Chairman of Paulson Capital Corporation and as Director of Corporate Finance and Director of its wholly-owned subsidiary, Paulson Investment Company, Inc. which provides full service brokerage services and is engaged in investment banking services. Mr. Paulson earned his Masters of Business Administration from the University of Portland.

         Frederick A. Russ (58) has served as a director of the Company since November 1996 and as Chairman of the Board from May 2000 to May 2001. Dr. Russ has served as Dean of the College of Business Administration at the University of Cincinnati since September 1994. From July 1989 to September 1994, he was Marketing Department Head and Professor of Marketing at the University of Cincinnati. Dr. Russ served on the Board of

Directors of Cree, Inc. ("Cree") from 1988 to 1992. He earned his Ph.D. in industrial administration at Carnegie-Mellon University.

         Robert S. Thomas (54) has served as the President and Chief Executive Officer of the Company since July 2000 and as Chairman of the Board since May 2001. From June 1998 to July 2000, Mr. Thomas served as the President and Chief Operating Officer of the Company. From November 1996 to June 1998, Mr. Thomas served as a consultant to the Company on various financing and sales related matters. From October 1977 to November 1996, Mr. Thomas was employed with Morven Partners, one of the nations largest processors and distributors of both raw and processed edible nuts, and its predecessor companies in various capacities including President and Chief Executive Officer. Since November 2000, Mr. Thomas has served as a member of the Board of Directors of The University of North Carolina Health Care System. Mr. Thomas earned his Bachelor of Science degree in Business Administration from West Virginia University.

         George A. Thornton, III (61) has served as a director of the Company since May 2001. Since June 1984, Mr. Thornton has been a real estate developer. Additionally, from 1997 to 1998, Mr. Thornton served in various capacities including as Chief Executive Officer of Rhodes Furniture, Inc. From 1984 to 1997, Mr. Thornton was a marketing consultant to Kincaid Furniture. Mr. Thornton earned his Associate of Arts degree from Louisburg College.

Directors Emeritus

         Howard Rubin (78) served as a director of the Company from November 1996 to May 2000 and has been a consultant to the Company since February 1997. Since 1992, he has served as President of GemDialogue Systems, Inc., a consulting company which provides jewelry appraisal and gemological training services to jewelers and business process improvement services to jewelry manufacturers. Mr. Rubin received a graduate gemology degree from the Gemological Institute of America in 1959.

         Kurt Nassau (75) served as a director of the Company from August 1996 to May 2001 and has provided consulting services to the Company since April 1997. Since 1990, Dr. Nassau has served as the President of Nassau Consultants where he specializes in advising companies on gemology and color. Dr. Nassau is a former Distinguished Research Scientist with AT&T Bell Labs and is the author of 16 patents and 5 books on gemology and the science of color. Dr. Nassau earned his Ph.D. in physical chemistry at the University of Pittsburgh and is a former 20-year member of the Board of Governors of the Gemological Institute of America.

         Mr. Rubin was appointed as Director Emeritus in May 2000, and Dr. Nassau was appointed as Director Emeritus effective May 2001. Directors Emeritus serve for three year periods whereby they may attend board meetings at the invitation of the Board, but have no voting rights.

Committees of the Board of Directors

         The Board of Directors has established an Audit Committee and a Compensation Committee.

         The Audit Committee, established in October 1997, has the authority to nominate an independent public accounting firm to serve as the Company's external auditor, to direct, monitor and discuss with such auditors the scope, timing and results of their audit, to implement internal accounting controls and to review the Company's annual financial statements and the auditors' report thereon. The Audit Committee, which had two meetings in 2001, is composed of Mr. O'Brien, Mr. Paulson, Mr. Russ and Mr. Thornton.

         The Compensation Committee, established in October 1997, has the authority to determine the cash and non-cash compensation of each officer, salaried employee and consultant of the Company, other than members of the Board of Directors, to establish and administer the Company's insurance and benefits plans and to administer the Company's stock option plans. The Compensation Committee also recommends to the full Board of Directors the cash and non-cash compensation (including stock options and awards) to be paid to each member of the Board of Directors who serves as an officer, employee or consultant of the Company. The Compensation Committee, which had one meeting in 2001, is composed of Mr. O'Brien, Mr. Paulson, Mr. Russ and Mr. Thornton.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq, has furnished the following report:

         The Audit Committee assists the Board in overseeing and monitoring the integrity of the Corporation's financial reporting process, its compliance with legal and regulatory requirements and the quality of its external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval.

         The Audit Committee is responsible for overseeing the Corporation's overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2001, the Audit Committee:

         - Reviewed and discussed the audited financial statements for the year ended December 31, 2001 with management and Deloitte & Touche LLP ("D&T"), the Corporation's independent auditors;

         - Discussed with D&T the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

         - Received written disclosures and the letter from D&T regarding its independence as required by Independence Standards Board Standard No. 1 and discussed with D&T their independence.

         The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

         Based on the Audit Committee's review of the audited financial statements and discussions with management and D&T, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                This Report is submitted by the Audit Committee.

                         Chester L. F. Paulson, Chairman
                              Mr. Walter J. O'Brien
                              Mr. Frederick A. Russ
                             Mr. George A. Thornton

                            COMPENSATION OF DIRECTORS

         Other than the non-executive Chairman, the Company did not pay cash to its directors during 2001 but did reimburse directors for expenses incurred in their capacity as directors. At the February 23, 2002 meeting the Board of Directors approved a proposal to compensate each non-employee Director elected at the Annual Shareholders Meeting for 2002 at the rate of $12,000 per annum and 8,000 options with one year vesting. Non-employee directors have been granted options to purchase Common Stock of the Company as compensation for their services during the year ended December 31, 2001 and in prior years. Until May 2001, the non-executive Chairman of the Board was paid $8,000 per quarter. This was eliminated on May 14, 2001 when Mr. Thomas became Chairman of the Board. Directors who are employees of the Company are not separately compensated for their service on the Board of Directors.

         Prior to 2002, the Company had a practice of granting non-employee directors options to purchase 5,000 shares of Common Stock, which vest immediately before the next scheduled annual meeting, as compensation for the ensuing year's service (the "annual grant") and an initial grant of options to purchase 7,500 shares of Common Stock, which vest ratably over a three-year period, upon their first election to the Board of Directors (the "initial grant"). In 2001, each of the non-employee directors received an annual grant of 5,000 options exercisable at $1.33 per share with new directors receiving an initial grant of 7,500 shares at $1.33 per share.

                    INFORMATION CONCERNING EXECUTIVE OFFICERS

         Certain information as to executive officers of the Company is set forth below. Executive officers are appointed by and serve at the pleasure of the Board. The information appearing below and certain information regarding beneficial ownership of securities by such executive officers contained in this proxy statement has been furnished to the Company by the executive officers.

         Robert S. Thomas (54) has served as the President and Chief Executive Officer of the Company since June 2000 and Chairman of the Board of Directors of the Company since May 2001. From June 1998 to June 2000, Mr. Thomas served as the President and Chief Operating Officer of the Company. From November 1996 to June 1998 Mr. Thomas served as a consultant to the Company on various financing and sales related matters. From October 1977 to November 1996 Mr. Thomas was employed with Morven Partners, one of the nations largest processors and distributors of both raw and processed edible nuts, and its predecessor companies in various capacities including President and Chief Executive Officer. Since November 2000, Mr. Thomas has served as a member of the Board of Directors of The University of North Carolina Health Care System. Mr. Thomas earned his Bachelor of Science degree in Business Administration from West Virginia University.

         James R. Braun (47) has served as the Chief Financial Officer of the Company since June 2001, and Treasurer and Secretary since September, 2001. From November 1997 to prior to joining the Company he served as Executive Vice President and Chief Financial Officer of Webcraft Inc., a manufacturing company specializing in the printing of direct marketing materials. From June 1997 to November 1997, he was Vice President of Smith Technology, an environmental engineering company. From February 1988 to June 1997, he was Executive Vice President and Chief Financial Officer of Safeguard Business Systems, Inc., a business forms manufacturer. Mr. Braun earned his Bachelor of Science degree in Accounting from Villanova University.

         Earl R. Hines (65) has served as Vice President of Manufacturing since February 2001. Mr. Hines has served as Director of Manufacturing for the Company from March 1997 to February 2001. From April 1996 to March 1997, Mr. Hines was a lapidary consultant to the Company. From March 1990 to March 1997, Mr. Hines owned and operated GemCrafters of Raleigh, a business that focused on cutting colored gemstones and repairing and appraising jewelry.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the annual and long-term compensation paid by the Company to the Company's Chief Executive Officer and its other executive officers whose total salary plus bonus exceeded $100,000 in 2001 (collectively, the "Named Officers")

Summary Compensation Table

                                          Annual Compensation            Long -Term Compensation
                                ---------------------------------------- -----------------------
                                                                          Securities Underlying
                                                                              Options/SARs
Name and Principal Position       Year     Salary ($)       Bonus ($)      (Number of Shares)
                                           ----------       ---------      ------------------

Robert S.  Thomas                 2001     $  145,314     $  23,671             89,000
     President & Chief Executive  2000     $  125,000     $     ---                ---
     Officer                      1999     $  125,000     $   7,750                ---


James R. Braun (1)                2001     $   80,770     $   8,672             41,666
     Chief Financial Officer,     2000     $      ---     $     ---                ---
     Secretary and Treasurer      1999     $      ---     $     ---                ---


Earl R. Hines                     2001     $  123,750     $  11,836             55,000
     Vice President of            2000     $  120,000     $     ---              8,000
     Manufacturing                1999     $  108,541     $  10,000                ---


(1) Mr. Braun's compensation for 2001 reflects amounts earned from the commencement of his employment with the Company in June 2001.

                        Option Grants in Last Fiscal Year

                                                            Potential Realizable
                                                              Value at Assumed
                                                           Annual Rates of Stock
                                                          Price Appreciation for
                                                               Option Term (2)

                               Number of          % of
                              Securities     Total Options
                              Underlying       Granted to      Exercise
                                Options       Employees in     Price Per    Expiration
             Name             Granted (1)     Fiscal Year        Share         Date           5%           10%
             ----           ---------------------------------------------------------------------------------------

       Robert S. Thomas         50,000            16.2          $ 1.16        5/13/2011     $36,500      $ 92,435
                                39,000            12.7          $ 2.59        2/26/2012     $63,525      $160,980

        James R. Braun          30,000             9.8          $ 1.49         6/3/2011     $28,112      $ 71,238
                                11,666             3.8          $ 2.59        2/16/2012     $19,002      $ 48,154

        Earl R. Hines           35,000            11.4          $ 1.08       10/17/2011     $23,772      $ 60,242
                                20,000             6.5          $ 2.59        2/26/2012     $32,577      $ 82,554


 (1) These options have a term of 10 years, are incentive stock options and have an exercise price equal to the fair market value of the Common Stock on the date of grant. Options generally vest over a three year period except for those issued pursuant to the Company's Executive Compensation Plan which vest immediately.

 (2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission (the "Commission") and do not represent the Company's estimate or projection of future Common Stock prices.

             Aggregated Option/SAR Exercises in the Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values

         The following table sets forth the number of shares of Common Stock covered by outstanding stock options held by the Named Officers at December 31, 2001. The Named Officers did not exercise any of their stock options during the year ended December 31, 2001.

                                    Number of Securities
                                   Underlying Unexercised              Value of Unexercised In-the-Money
                               Options/SARs at Fiscal Year-end          Options/SARs at Fiscal Year-end
                             ------------------------------------    ------------------------------------
Name                          Exercisable        Unexercisable         Exercisable       Unexercisable
----                         ---------------    -----------------    ----------------  ------------------

Robert S. Thomas                144,200              12,750            $  20,000            $      ---
James R. Braun                      ---              30,000            $     ---            $    2,100
Earl R. Hines                    36,125              43,500            $   1,480            $   16,800

Employment Agreements and Other Arrangements

          The Company has entered into an employment agreement with Robert S. Thomas, the Company's President and Chief Executive Officer. Mr. Thomas' employment agreement, which expires annually on February 28, automatically renews on an annual basis and entitles Mr. Thomas to receive a salary of $160,000 and to participate in the Company's incentive compensation plans. If the Company terminates Mr. Thomas's employment without cause, Mr. Thomas is entitled to receive, for the remaining term of his employment agreement, annual compensation equal to the highest annual compensation (including all cash bonuses and other cash-based benefits) received by him during the immediately preceding three calendar years (the "Termination Consideration"), and the Company will take such action as may be required to vest any unvested benefits under any employee stock-based or other benefit plan. If the Company experiences a change of control and Mr. Thomas voluntarily terminates his employment following a reduction in his responsibilities, pay or position, or if his employment is terminated following such change in control, the Company is obligated to pay Mr. Thomas a lump sum equal to approximately three times his Termination Consideration and to continue his benefits for a period of two years, and any unvested benefits under any employee benefit plan will immediately vest and become exercisable. Upon the termination of his employment with the Company, Mr. Thomas is prohibited from competing with the Company or attempting to solicit the Company's customers or employees for a period of one year. Mr. Thomas will also participate in the Company's annual incentive plan, if one is implemented.

         The Company has also entered into an employment agreement with James R. Braun, the Company's Vice President-Finance, Chief Financial Officer, Secretary and Treasurer. Mr. Braun's employment agreement which expires annually on June 3, and automatically renews on an annual basis and entitles Mr. Braun to receive a salary of $150,000 and to participate in the Company's incentive compensation plans. Mr. Braun has rights substantially the same as those granted to Mr. Thomas in the event his employment is terminated without cause or in the event of a change in control. Upon the termination of his employment with the Company, Mr. Braun is prohibited from competing with the Company or attempting to solicit the Company's customers or employees for a period of one year.

         The Company has also entered into an employment agreement with Earl R. Hines, the Company's Vice President of Manufacturing. Mr. Hines' employment agreement, which expires annually on August 31, and automatically renews on an annual basis, entitles Mr. Hines to receive a base salary of $150,000 and to participate in the Company's incentive compensation plan. Mr. Hines has rights substantially the same as those granted to Mr. Thomas in the event his employment is terminated without cause or in the event of a change in control. Upon the termination of his employment with the Company, Mr. Hines is prohibited from competing with the Company or attempting to solicit the Company's customers or employees for a period of one year.

         The 1996 Option Plan provides that, in the event of a change in control of the Company, all stock options granted pursuant to the 1996 Option Plan will immediately vest and become exercisable. The 1997 Omnibus Plan provides that, upon a change of control of the Company (as defined in the 1997 Omnibus Plan), all options and SARs outstanding as of the date of the change of control shall become fully exercisable, any restrictions applicable to any restricted awards shall be deemed to have expired, and restricted awards shall become fully vested and payable to the fullest extent of the original award. In the event of a merger, share exchange, or other business combination affecting the Company in which the Board of Directors or the surviving or acquiring corporation takes actions which, in the opinion of the Compensation Committee, are equitable or appropriate to protect the rights and interests of participants under the plan, the Compensation Committee may determine that any or all awards shall not vest or become exercisable on an accelerated basis.

Compensation Committee Interlocks and Insider Participation

         None of the members of the Compensation Committee during 2001 has ever served as an officer or employee of the Company. No interlocking relationships exist between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. Robert
S. Thomas, the Company's President and Chief Operating Officer, participated in the process of determining the compensation to be paid to certain executive officers during 2001. See "Compensation Committee Report." Dr. Nassau and Mr. O'Brien each have a consulting agreement with the Company. See "Certain Transactions -- Other Transactions." All members of the Board of Directors have purchased and hold securities of the Company. See "Security Ownership of Management and Certain Beneficial Owners."

                          COMPENSATION COMMITTEE REPORT

         This report has been prepared to describe the Company's executive compensation policies and the basis for the compensation earned by the Named Officers, during the year ended December 31, 2001.

         General. The Compensation Committee of the Board of Directors was established in October 1997. The Compensation Committee is authorized to determine the cash and non-cash compensation of each officer, salaried employee and consultant of the Company, other than members of the Board of Directors, to establish and administer the Company's insurance and benefits plans and to administer the Company's stock option plans. The Compensation Committee also recommends for review and approval by the full Board of Directors the cash and non-cash compensation (including stock options and awards) to be paid to each member of the Board of Directors who serves as an officer, employee or consultant of the Company. The Compensation Committee is composed of Mr. O'Brien, Mr. Paulson, Dr. Russ and Mr. Thornton.

         Objectives and Philosophies. The Compensation Committee employs compensation practices designed to (i) attract and retain qualified executives,
(ii) align the interests of executives with the long-term interests of the Company's shareholders and (iii) motivate executives to achieve targeted objectives. In furtherance of these goals, base salaries are generally evaluated annually to ensure that executives are compensated at levels that take into account both competitive and performance factors. The Company also relies to a substantial degree on stock options to attract and motivate its executives. Generally, compensation arrangements for executive officers consist of base salary, annual incentive plan, stock option grants and other benefits available to other employees of the Company.

         Cash Compensation. The Committee determines the base salary of the chief executive officer and reviews and approves base salaries for the Company's other executive officers annually. In adjusting salaries, the Committee examines both qualitative and quantitative factors relating to corporate and individual performance. The qualitative factors in general involve a subjective assessment by the Committee. The Committee does not base its considerations on any single performance factor, nor does it apply any formulaic relationship between the Company's performance and salary levels. Instead it considers a variety of factors and evaluates individual performance against those factors both in absolute terms and in relation to the competitive market for executives in similar positions. The Committee also relies on the evaluations and recommendations of Mr. Thomas, who has served as President of the Company since 1998, in approving salary adjustments for other executive officers.

         Equity Incentives. The Company utilizes stock options granted under the Company's 1996 Stock Option Plan and 1997 Omnibus Plan, which are administered by the Compensation Committee, to align shareholder and management interests by giving executive officers a substantial economic stake in long-term appreciation of the Company's stock. Since the Company's initial public offering in 1997, all options granted under the plan have been awarded with exercise prices set not less than the market value of the underlying stock on the grant date. Generally, option grants are awarded with a ten-year term and are subject to vesting over three years.

         The Compensation Committee takes into account all factors it deems appropriate in reviewing proposed option grants to executive officers, including the officer's position and level of responsibility, the officer's existing unvested option holdings, the potential reward to the officer if the stock price appreciates and the competitiveness of the officer's overall compensation arrangements, including stock options. Outstanding performance by an individual may also be taken into consideration. Option grants are often made to new executives upon commencement of employment and, on occasion, to executives in connection with a significant change in job responsibility. The Compensation Committee relies on Mr. Thomas's evaluations and recommendations in approving option grants to other executive officers. Based on the factors described above, during fiscal 2001 the Committee recommended, and the Board of Directors approved, grants to executive officers of options to purchase an aggregate of 115,000 shares of Common Stock.

         Annual Incentive Plan. In May 2001 the Board of Directors adopted the 2001 Executive Compensation Plan. This plan offers key employees of the Company incentive awards in the form of cash payments, and/or stock option grants based upon the Company's attainment of certain performance goals. In 2002, the Company made $42,000 in cash payments and granted 91,000 stock options based on the 2001 Plan.

         Chief Executive Officer Compensation. Mr. Thomas's cash compensation level was established in 1998 in connection with the negotiation of the terms of his employment with the Company. The Committee made an adjustment in Mr. Thomas's salary in May 2001 increasing it from $125,000 to $160,000 to more closely match market conditions. In 2001, the Company adopted the 2001 Executive Compensation Plan. This plan offers key employees of the Company incentive awards in the form of cash payments, and/or stock option grants based upon the Company's attainment of certain performance goals.

             This Report is submitted by the Compensation Committee.

                         Frederick A. Russ, Chairperson
                                Walter J. O'Brien
                              Chester L. F. Paulson
                               George A. Thornton

                             STOCK PERFORMANCE GRAPH

         The following line graph and table illustrate the cumulative total shareholder return on the Company's Common Stock over the period beginning on the date of the Company's initial public offering, November 14, 1997, and ending on December 31, 2001 and the cumulative total return over the same period of (i) the Nasdaq Market Index - US and (ii) a peer group composed of D.G. Jewelery of Canada Ltd, and Lazare Kaplan International Inc. OroAmerica, Inc. and IWI Holdings Limited previously appeared in our peer group, however, they are no longer publicly traded companies and, therefore, have been excluded from this presentation. The graph assumes an initial investment of $100 and the reinvestment of all dividends.

                        COMPARE CUMULATIVE TOTAL RETURN
                         AMONG CHARLES & COLVARD, LTD.,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

                                     [GRAPH]


                      ASSUMES $100 INVESTED ON NOV.14, 1997
                           ASSUMES DIVIDEND REINVESTED
                         FISCAL YEAR ENDING DEC.31, 2001

--------------------------------------------------------------------------------------------

                               11/14/97  12/31/97  12/31/98   12/31/99  12/31/00  12/31/01
--------------------------------------------------------------------------------------------
   Charles & Colvard, Ltd.      100.00     78.37     89.83     41.08       9.56    10.58
--------------------------------------------------------------------------------------------
   Peer Group Index             100.00     97.08    187.02    123.83      43.95    58.55
--------------------------------------------------------------------------------------------
      Nasdaq Market Index -     100.00     99.17    138.47    256.98     156.02   123.17
            U.S.
--------------------------------------------------------------------------------------------


         The Company's peer group primarily consists of gemstone or jewelry manufacturers that sell their products directly to retail jewelers. While these companies have been selected on the basis of the similarities between their businesses and the business of the Company, the Company, unlike the members of the peer group, manufactures and sells a patented lab-created jewel that is not currently available from other sources. The Company therefore believes that comparisons between the Company and the peer group may not accurately and reliably reflect the relative performance of the Company.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth information with respect to the beneficial ownership of Common Stock as of February 28, 2002 by (i) each person known by the Company to own beneficially five percent or more of the Company's outstanding shares of Common Stock; (ii) each director and director nominee of the Company; (iii) each executive officer of the Company; and (iv) all current directors, director nominees and executive officers as a group. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name.

                                          Common Stock

Name (1)                                 Beneficially Owned     Percent of Class
--------                                 ------------------     ----------------

Chester L. F. Paulson (2)                         2,280,592              16.8%
Robert S. Thomas (3)                              1,273,580               9.4%
Rodney D. Baber (4)                                 768,450               5.7%
General Electric Pension Trust (5)                  505,737               3.8%
Frederick A. Russ (6)                               246,020               1.8%
Earl. R. Hines (7)                                   82,086               *
George A. Thornton, III                              46,420               *
Walter J. O'Brien (8)                                37,600               *
James R. Braun (9)                                   18,266               *
Directors, Director Nominees
and Executive Officers as a Group
(7 persons) (10)                                  3,984,564              28.7%

* Indicates less than one percent

(1) Unless otherwise indicated, the address of each person is 3800 Gateway Boulevard, Suite 310, Morrisville, NC 27560.

(2) Includes (i) 260,400 shares of Common Stock held jointly by Mr. Paulson and his spouse, Jacqueline, over which Mr. Paulson has shared voting and investment power, (ii) 25,200 shares of Common Stock issuable upon exercise of stock purchase warrants held jointly by Mr. & Mrs.
         Paulson, (iii) 1,780,400 shares of Common Stock held by Paulson investment Company, Inc. (PIC) and (iv) 214,592 shares of Common Stock issuable upon exercise of stock purchase warrants held by PIC. Mr. & Mrs. Paulson are the controlling shareholders of the parent company of PIC. The mailing address of Mr. Paulson and PIC is 811 S.W. Naito Parkway, Suite 200, Portland, OR 97204.

(3) Includes (i) 34,000 shares of Common Stock held jointly by Mr. Thomas and his spouse, Mary Ann Thomas, over which Mr. Thomas has shared voting and investment power and (ii) 183,200 shares of Common Stock issuable to Mr. Thomas upon exercise of options granted under the 1996 Option Plan and 1997 Omnibus Plan.

(4) Information obtained from Schedule 13G dated January 16, 2002 as filed with the Securities Exchange Commission. The mailing address of Mr. Baber is Morgan Keegan and Co., Inc., 50 N. Front Street, 15th Floor, Memphis, TN 38117.

(5) Information obtained from Schedule 13G dated December 31, 2001 as filed with the Securities Exchange Commission by General Electric Pension Trust. The mailing address of General Electric Pension Trust is 3003 Summer Street, Stamford, Connecticut 06904.

(6) Includes 16,500 shares of Common Stock issuable upon exercise of options granted under the 1996 Option Plan and 1997 Omnibus Plan. See "Board of Directors--Compensation of Directors."

(7) Includes (i) 21,000 shares of Common Stock held jointly by Mr. Hines and his spouse, Jacqueline Hines, over which Mr. Hines has shared voting and investment power, (ii) 56,125 shares of Common Stock issuable to Mr. Hines upon exercise of options granted under the 1996 Option Plan and 1997 Omnibus Plan and (iii) 4,961 shares of Common Stock issuable to Mrs. Hines upon exercise of options granted under the 1996 Option Plan and 1997 Omnibus Plan.

(8) Includes 37,500 shares of Common Stock issuable upon exercise of options granted under the 1997 Omnibus Plan.

(9) Includes (i) 5,000 shares of Common Stock held jointly by Mr. Braun and his spouse Cherie Braun, over which Mr. Braun has shared voting and investment power and (ii) 11,666 shares of Common Stock issuable to Mr. Braun upon exercise of options granted under the 1996 Option Plan and 1997 Omnibus Plan.

(10) Includes (i) 345,600 shares of Common Stock over which certain directors and executive officers have shared voting and investment power, (ii) 309,952 shares of Common Stock issuable upon exercise of options granted under the 1996 Option Plan and 1997 Omnibus Plan and
         (iii) 214,592 shares of Common Stock issuable upon exercise of stock purchase warrants held by Mr. Paulson and Paulson Investment Company. Does not include 505,737 shares of Common Stock beneficially owned by GEPT and 768,450 shares owned by Rodney D. Baber.

                              CERTAIN TRANSACTIONS

         In September 2001, the Board of Directors authorized the repurchase of up to 1,300,000 shares of the Company's common stock . At the discretion of management, the repurchase program can be implemented through open market or privately negotiated transactions at prevailing prices. The Company will determine the time and extent of repurchases based on its evaluation of market conditions and other factors.

         In November 2001, the Company repurchased 76,000 shares of common stock at $1.00 per share from Paulson Investment Company, Inc. (PIC) a company which Chester L. F. Paulson, a member of Charles & Colvard's Board of Directors, is a controlling Shareholder. This was the Company's only share repurchase in 2001.

Fairness of Transactions

         The Company believes that all of the transactions listed under the caption "Certain Transactions" were made on terms no less favorable to the Company than could have been obtained in substantially similar transactions with unaffiliated third parties. All agreements entered into between the Company, and its officers and directors and the agreements entered into between the Company and Cree during 2001 were approved by a majority of the Board. Future transactions between the Company and any officer, director, five percent shareholder or affiliate of the Company will be approved by a majority of the Board of Directors and will be on terms no less favorable to the Company than could be obtained in substantially similar transactions with unaffiliated third parties.

                                   PROPOSAL 2
                       APPOINTMENT OF INDEPENDENT AUDITORS

Audit Fees

         The aggregate fees billed the Company during 2001 by Deloitte & Touche, LLP for services rendered are set forth in the following table:

Type of Service                                                    Amount of Fee
---------------                                                    -------------

Audit Fees                                                              $ 91,000
Financial Information Systems Design and Implementation Fees            $      0
All Other Fees                                                          $ 32,000

         The Audit Committee considered the compatibility of the non-audit services performed by and fees paid to Deloitte & Touche, LLP in 2001 and the proposed non-audit services and proposed fees for 2002 and determined that such services and fees were compatible with the independence of the auditors. During 2001, Deloitte & Touche, LLP did not utilize any leased personnel in connection with the audit.

         The Board of Directors has appointed Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 2002, subject to ratification by the Company's shareholders. Deloitte & Touche LLP has acted as independent auditors of the Company since February 1997. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                              SHAREHOLDER PROPOSALS

         Under certain conditions, shareholders may request the Company to include a proposal for action at a forthcoming meeting of the shareholders of the Company in the proxy materials of the Company for such meeting. All shareholder proposals intended to be presented at the 2003 Annual Meeting of the Shareholders of the Company must be received by the Company no later than December 7, 2002 for inclusion in the Proxy Statement and proxy card relating to such meeting. In addition, if a shareholder desires to make a proposal from the floor during the meeting, even if such proposal is not to be included in the Company's proxy statement, the Company's Bylaws provide that the shareholder must give timely written notice of the proposal to the chief executive officer of the Company. Notice will be considered timely if it is mailed or delivered
(i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting, not less than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding annual meeting, or (ii) in the case of a special meeting or an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth day following the day on which notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. If written notice is not timely given, the shareholder proposal will be considered untimely and the Company may exclude the proposal from consideration at the meeting. If the proposal is permitted to be considered at the meeting, the proxies appointed pursuant to the proxy cards will have discretionary authority to vote for or against the proposal even if the proposal was not discussed in the proxy statement. Accordingly, notice of proposals to be brought before the 2003 Annual Meeting of Shareholders must be mailed or delivered no earlier than February 18, 2003 and no later than March 18, 2003 to be considered timely.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of the Company, and persons who own more than 10% of the outstanding shares of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company by such persons and their written representations that such reports accurately reflect all reportable transactions and holdings, the Company believes that during 2001 all such persons filed such reports on a timely basis.

ADDITIONAL INFORMATION

         Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, including financial statements and schedules, will be provided upon written request, without charge, to any person whose proxy is being solicited. Any exhibit to Form 10-K is also available upon written request at a reasonable charge for copying and mailing. Written requests should be made to James R. Braun, Chief Financial Officer, at Charles & Colvard, Ltd., 3800 Gateway Boulevard, Suite 310, Morrisville, North Carolina 27560.

OTHER MATTERS

         The Board of Directors is not aware of any other matters to come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote said proxy in accordance with their judgment in such matters.

By Order of the Board of Directors,



Robert S. Thomas
President & CEO

March 22, 2002

Charles & Colvard, Ltd. Proxy
3800 Gateway Boulevard
Suite 310
Morrisville, North Carolina 27560

-------------------------------------------

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder of Charles & Colvard, Ltd., a North Carolina corporation (the "Company"), hereby appoints Robert S. Thomas and Earl R. Hines as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, no par value, of the Company held of record by the undersigned on March 28, 2002 at the Annual Meeting of the Shareholders of the Company to be held on May 20, 2002 or any adjournment thereof.

1.   ELECTION OF DIRECTORS

     [_] FOR all nominees listed below   [_] WITHHOLD AUTHORITY for all nominees
     (except as marked below)

     (INSTRUCTION: To withhold authority to vote for any individual nominee, mark the box next to that nominee's name.)

     Nominees:

     Walter J. O'Brien [_]    Chester L. F. Paulson [_]    Frederick A. Russ [_]
     Robert S. Thomas [_]     George A. Thornton, III [_]

2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP as independent auditors for the year ending December 31, 2002.

     [_] FOR         [_] AGAINST         [_] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting of the Shareholders.

This proxy, when properly executed, will be voted in the manner specified herein by the undersigned shareholder.
IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL FOR THE ELECTION OF THE PERSONS NAMED ABOVE AND FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2002.

Please sign this proxy exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held by a corporation, please sign the full name of the corporation by an authorized officer. If shares are held by a partnership, please sign the full name of the partnership by an authorized person.

DATED: ______________________________             ______________________________
PLEASE MARK, SIGN, DATE AND RETURN                Signature
THIS PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE                             _____________________________
                                                  Signature (if held jointly)